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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549

                                      FORM 8-K

                                   CURRENT REPORT

      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 1, 2004

                              Energy & Engine Technology
                 (Exact name of registrant as specified in its chapter)

         Nevada                    0-32129             88-0471842
(State or other jurisdiction    (Commission           (IRS Employer
    of incorporation)           File Number)        Identification No.)


                              5308 West Plano Parkway
                                    Plano, TX                      75093
                   (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code  972-732-6360

         __________________________________________________________
       (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

As of July 1, 2004, BMZ Generators Technology, Inc. ("BMZ New"), a wholly owned subsidiary of Registrant, purchased certain assets, including inventory and intellectual property, from BMZ Generators & Welders, Inc. and its owner, Fernando A. Pereira, ("Seller"). The total consideration paid was $2,000,000 consisting of $500,000 in cash and $500,000 in restricted EENT stock (at a 15% discount to market) with a $1,000,000 earn out over five years as follows:


                           Amount of Net Income Generated by
                           Buyer's Florida Generator Business
Year:                      Before Income Taxes:
---------------------------------------------------------------
  1                               $150,000.00
  2                               $200,000.00
  3                               $250,000.00
  4                               $300,000.00
  5                               $350,000.00


Payment is in EENT restricted stock at a 15% discount to market. Among the more significant assets purchased were various generators and generator intellectual property. The purchase price was determined by negotiation between the parties and the source of funds was working capital of BMZ New's parent, Registrant, and Registrant's restricted common stock. The nature of the business in which the assets were used was a supplier/assembler, and BMZ New continues to use the assets as a supplier/assembler.

Item 7.  Financial Statements and Exhibits.

(a) Financial statements required will be filed by amendment no later than 60 days from the date of this report. (b) Pro Forma financial information required will be filed by amendment no later than 60 days from the date of this report.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                ENERGY & ENGINE TECHNOLOGY CORPORATION
                              (Registrant)
                     /s/ Jolie G. Kahn

Date                 Jolie G. Kahn
July 16, 2004         Secretary
                      (Signature)*